SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                            SECURITIES ACT OF 1934
                               (AMENDMENT NO.______)

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting materials pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                       IMAGING DIAGNOSTIC SYSTEMS, INC.
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                       IMAGING DIAGNOSTIC SYSTEMS, INC.
                              6531 NW 18th Court
                          Plantation, Florida 33313

                   ----------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 23, 1996
                   ----------------------------------------

TO THE STOCKHOLDERS OF IMAGING DIAGNOSTIC SYSTEMS, INC.

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Imaging Diagnostic Systems, Inc., a Florida Corporation (the "Company"), will be held on Wednesday, October 23, 1996, at 9:00 a.m. at the Sheraton Suites, located at 311 N. University Dr., Plantation, Florida, for the following purposes:

   1. To elect three (3) directors to serve a one year term expiring upon the 1997 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

   2. To ratify the selection of Margolies and Fink as independent auditors for the Company for the fiscal year ending June 30, 1997.

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on Friday, September 20, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          ALLAN L. SCHWARTZ
                                          Secretary

Plantation, Florida
September 11, 1996

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                       IMAGING DIAGNOSTIC SYSTEMS, INC.
                              6531 NW 18th Court
                          Plantation, Florida 33313

                               ---------------
                               PROXY STATEMENT
                               ---------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Imaging Diagnostic Systems, Inc. (the "Company") to be held on Wednesday, October 23, 1996, at 9:00 a.m. at the Sheraton Suites, located at 311 N. University Dr., Plantation, Florida, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company intends to mail this Proxy Statement and the accompanying proxy card on or about September 21, 1996, to all shareholders entitled to vote at the Annual Meeting.

                       RECORD DATE; OUTSTANDING SHARES

   Only stockholders of record at the close of business on Friday, September 20, 1996 (the "Record Date"), are entitled to receive notice of and to vote at the meeting. On the Record Date, there were outstanding 23,021,789 shares of Common Stock.

                           REVOCABILITY OF PROXIES

   If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy. A proxy also may be revoked before it is exercised by filing with the Secretary of the Company a duly signed revocation of proxy bearing a later date.

                           VOTING AND SOLICITATION

   Each share of Common Stock issued and outstanding on the record date shall have one vote on the matters presented herein, except that with respect to the election of directors, each share of Common Stock is entitled to one vote for a nominee for each director position. Stockholders do not have the right to cumulate votes in the election of directors.

                                 SOLICITATION

   The Company will bear the entire cost of the solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services, but Jersey Transfer & Trust Co. will be paid its customary fee, estimated to be about $5,000 if it renders solicitation services.

                DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's Annual Meeting of Stockholders to held in 1997 must be received by the Company no later than March 31, 1997 in order that they may be included in the proxy statement and form of proxy relating to the meeting.

           SHARE OWNERSHIP BY PRINICPAL STOCKHOLDERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of Common Stock of the Company as of August 23, 1996, as to (a) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its Common Stock; (b) each current director, nominee for director and named executive officer; and (c) all executive officers and directors of the Company as a group.

NAME AND ADDRESS                                    NUMBER OF SHARES OWNED      % OF OUTSTANDING
OF BENEFICIAL OWNER                                    BENEFICIALLY(1)(2)     SHARES OF COMMON STOCK
- -------------------                                 ----------------------    ----------------------
Richard J. Grable ................................          9,529,567(3)                41%
Chief Executive Officer and Director
c/o 10281 NW 46th Street
Sunrise, FL 33351

Linda B. Grable ..................................          9,529,567(4)                41%
President and Director
c/o 10281 NW 46th Street
Sunrise, FL 33351

Allan L. Schwartz ................................          3,767,507(5)                16%
Chief Financial Officer, Executive Vice President
and Director
c/o 10281 NW 46th Street
Sunrise, FL 33351

Peter S. Knezevich ...............................            220,447(6)                 1%
Vice President and General Counsel
c/o 10281 NW 46th Street
Sunrise, FL 33351

Malcolm Kanan ....................................          1,211,000                  5.2%
153 Harvest Lane
Lincoln Park, NJ

All officers and directors
 as a group (4 persons) ..........................         13,517,521                   59%

- ------------
(1) Except as indicate in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of Common Stock shown beneficially owned by them.

(2) Percentage of ownership is based on 23,021,789 shares of Common Stock outstanding as of August 30, 1996. Shares of Common Stock subject to stock options that are exercisable within 60 days as of August 30, 1996 are deemed outstanding for computing the percentage of any other person or group.

(3) Includes 107,527 shares subject to options and 4,422,000 shares owned by the wife of Richard J. Grable, Linda B. Grable, of which he disclaims beneficial ownership.

(4) Includes 107,527 shares subject to options and 5,000,040 shares owned by the husband of Linda B. Grable, Richard J. Grable, of which she disclaims beneficial ownership.

(5) Includes 107,527 shares subject to options and 5,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership.

(6) Includes 119,047 shares subject to options.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1996, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

   Three directors are to be elected at the meeting. All three directors are to be elected for the term expiring in 1997. Information on the nominees follows.

   Richard J. Grable: Mr. Grable is Chief Executive Officer of the Company and is the inventor of the CTLM/trademark/ device. He has been in the medical imaging field since 1973. Mr. Grable has been a Director and Officer of the Company since its inception.

   Linda B. Grable: Mrs. Grable is President of the Company and Chairman of the Board of Directors. She has 15 years experience in the marketing and sales of imaging equipment. Mrs. Grable has been a Director and Officer of the Company since its inception.

   Allan L. Schwartz: Mr. Schwartz is Executive Vice-President of the Company and is responsible for its financial affairs. He is an operationally oriented executive with a wide range of management, marketing, field engineering, construction, investment banking, and business development experience. Mr. Schwartz has been a Director and Officer of the Company since its inception.

COMPENSATION OF DIRECTORS

   Each director who is not an employee of the Company receives an annual retainer of $500 plus a fee of $100 for each Board meeting attended. Under a deferred compensation plan, directors may elect to defer with interest all or part of such compensation for varying periods of time.

FAMILY RELATIONSHIPS

   Mr. Richard J. Grable and Mrs. Linda B. Grable are husband and wife. Further, Richard J. Grable and Linda B. Grable are each "Control Persons" as a result of their control of a majority voting power of the Company's outstanding stock. Both parties disclaim, however, any beneficial interest or ownership in the shares owned by the other party.

BOARD MEETINGS AND COMMITTEES

   The Board of Directors met 25 times during the fiscal year ended June 30, 1996. The Company has no standing Committees.

REQUIRED VOTE

   Each nominee receiving a majority of the number of affirmative votes of the shares of the Company's Common Stock present and entitled to vote at the Annual Meeting on this matter shall be elected as the Directors.

    The Board of Directors of the Company recommends a vote FOR the election of the nominees named above. Proxies solicited by the Board of Directors will be voted FOR the named nominee unless instructions are given to the contrary.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                         ANNUAL COMPENSATION      COMPENSATION
                                        ---------------------   ----------------
                                                                RESTRICTED STOCK  SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION    AGE      YEAR       SALARY($)       AWARDS($)         OPTIONS/SAR'S(#)
- ---------------------------    ---      ----       ----------   ----------------  ---------------------
Richard J. Grable               53      1995       $100,000                                357,527
CEO and Director                        1996       $183,333(1)

Linda B. Grable                 58      1995       $ 65,000                                357,527
President and Director                  1996       $ 91,000(1)

Allan L. Schwartz               53      1995       $ 84,000                                357,527
CFO, Exec. V.P.                         1996       $124,000(1)
and Director

Peter S. Knezevich              40      1995       $ 12,500                                315,447
General Counsel                         1996       $ 56,000
Vice President

- ------------
(1) Salary includes the following amounts which had accrued as of fiscal year end 1995 and which were paid in fiscal year 1996: $20,000, Richard J. Grable; $20,000, Allan L. Schwartz; and, $13,000, Linda B. Grable.

   OPTION GRANTS. The following table sets forth certain information concerning grants of options to purchase Common Stock to the Named Executive Officers during the fiscal year ended June 30, 1996.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZABLE
                                                                                                             VALUE AT
                                               INDIVIDUAL GRANTS                                          ANNUAL RATES OF
                     --------------------------------------------------------------------------      STOCK PRICE APPRECIATION
                     NUMBER OF SECURITIES   PERCENT OF TOTAL OPTIONS   EXERCISE OR                        FOR OPTION TERM(1)
                      UNDERLYING OPTIONS      GRANTED TO EMPLOYEES     BASE PRICE    EXPIRATION   ------------------------------
NAME                       GRANTED               IN FISCAL YEAR         ($/SHARE)       DATE          0%        5%         10%
- ----                 --------------------   ------------------------   -----------   ----------   --------   --------   --------
Richard J. Grable          250,000(2)               23%                35% OF FMV      7/4/99     $265,000   $330,200   $399,882
                           107,527(2)                                  $.93            9/1/99           --   $  4,560   $ 20,219

Linda B. Grable            250,000(3)               23%                35% OF FMV      7/4/99     $265,000   $330,200   $399,882
                           107,527(3)                                  $.93            9/1/99           --   $  4,560   $ 20,219

Allan L. Schwartz          250,000(4)               23%                35% OF FMV      7/4/99     $265,000   $330,200   $399,882
                           107,527(4)                                  $.93            9/1/99           --   $  4,560   $ 20,219

Peter S. Knezevich         199,640(5)               21%                35% OF FMV      7/4/00     $211,618   $283,209   $362,642
                           119,047(5)                                  $.84            9/1/00           --   $ 21,550   $ 46,409

- ------------
(1) Potential realizable values are based n the fair market value per share as determined by the Company for financial statement purposes and represents hypothetical gains that could be achieved for the respective options if exercised at the date of the grant. The dollar amounts set forth in these columns are the result of calculations at the zero percent, five percent and ten percent rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Common Stock price. There can be no assurance that such potential realizable values will not be more or less than indicated in the table above.

(2) Pursuant to an employment agreement dated July 4, 1994, Mr. Grable was granted an option to purchase 250,000 Common Shares pursuant to the Company's non-qualified stock option plan vesting one year from the grant date. Additionally, on September 1, 1996, Mr. Grable was granted an option to purchase 107,527 shares of Common Stock pursuant to the Company's incentive stock option plan.

(3) Pursuant to an employment agreement dated July 4, 1994, Mrs. Grable was granted an option to purchase 250,000 Common Shares pursuant to the Company's non-qualified stock option plan vesting one year from the grant date. Additionally, on September 1, 1996, Mrs. Grable was granted an option to purchase 107,527 shares of Common Stock pursuant to the Company's incentive stock option plan.

(4) Pursuant to an employment agreement dated July 4, 1994, Mr. Schwartz was granted an option to purchase 250,000 Common Shares pursuant to the Company's non-qualified stock option plan vesting one year from the grant date. Additionally, on September 1, 1996, Mr. Schwartz was granted an option to purchase 107,527 shares of Common Stock pursuant to the Company's incentive stock option plan.

(5) Pursuant to an option agreement dated June 8, 1994, Mr. Knezevich was granted an option to purchase 150,000 Common Shares pursuant to the Company's non-qualified stock option plan vesting one year from the grant date. Additionally, on September 1, 1996, Mr. Knezevich was granted an option to purchase 119,047 shares of Common Stock pursuant to the Company's incentive stock option plan.

FISCAL YEAR-END OPTION VALUES.

   The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended June 30, 1996 by the Name Executive Officers.

                        FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                    OPTIONS AT              OPTIONS AT
                                                                FISCAL YEAR END(#)      FISCAL YEAR END($)
                                                              ----------------------   --------------------
                       NUMBER OF SECURITIES
                      UNDERLYING OPTIONS/SARS      VALUE           EXERCISABLE/            EXERCISABLE/
NAME                       EXERCISED(#)         REALIZED($)        UNEXERCISABLE           UNEXERCISABLE
- ----                  -----------------------   -----------        -------------           -------------
Richard J. Grable             250,000            $243,750            357,527/-               $971,694/-
Linda B. Grable               250,000            $243,750            357,527/-               $971,694/-
Allan L. Schwartz             250,000            $243,750            357,527/-               $971,694/-
Peter S. Knezevich            199,600            $333,132         245,447/82,225         $698,729/$180,600

EMPLOYMENT AGREEMENTS

   The Company entered into five year employment agreements with each of Messrs. Richard J. Grable and Allan L. Schwartz and Mrs. Linda B. Grable beginning July 6, 1994. Pursuant to the terms of the employment agreements, the annual salaries during the Company's development stage are as follows:
Richard J. Grable: $250,000; Linda B. Grable: $78,000; and, Allan L.
Schwartz: $104,000. During the Company's operational stage the salaries will be: Richard J. Grable: $250,000; Linda B. Grable: $78,000, plus 3% of gross sales; and, Allan L. Schwartz: $156,000. In addition, each employment agreement provides for bonuses, health insurance, car allowance, and related benefits. The bonuses are 5% of the adjusted consolidated net earnings of the Company; no bonuses have been paid. Richard J. Grable receives a royalty bonus based on sales of the CTLM device. The Company entered into a two year employment agreement with Peter S. Knezevich on April 1, 1995, who was made a Vice President of the Company on September 18, 1995. The agreement currently provides for a salary of $85,000 per year plus the right to participate in the Company's incentive stock option plan and non-qualified stock option plan.

STOCK OPTION PLANS

   The Company has established a non-qualified stock option plan for executives to receive shares of common stock of the Company. The exercise price for the shares is 35% of the fair market value of the shares on the date exercised. Each executive may exercise at least 250,000 shares per year during the term of their employment. At the sole discretion of the Board, the total number of shares subject to the option may be increased. During the fiscal year ended June 30, 1996, each of the three executive officers exercised options and received 250,000 shares.

   The Company has established an incentive stock option plan, as defined by
Section 422, Internal Revenue Code of 1986. For the fiscal year ended June 30, 1996, all of the executive officers are participants in this plan.

                                  PROPOSAL 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed Margolies and Fink P.A., CPA as independent public accountants of the Company with respect to its operations for the fiscal year 1997, subject to ratification by the holders of Common Stock of the Company. Margolies and Fink P.A., C.P.A. has audited the Company's financial statements since 1994. Representatives of Margolies and Fink are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   There will be presented at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interests of the stockholders. If the appointment of Margolies and Fink, CPA is not ratified, the matter of appointment of independent public accountants will be considered by the Board of Directors.

    The Board of Directors of the Company recommends a vote FOR the appointment of Margolies and Fink P.A., CPA as the Company's independent accountants for the fiscal year ending June 30, 1997.

                                OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          ALLAN L. SCHWARTZ
                                          Secretary

                       IMAGING DIAGNOSTIC SYSTEMS, INC.
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
    FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 1996

   The undersigned hereby appoints Richard J. Grable and Allan L. Schwartz and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Imaging Diagnostic Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Imaging Diagnostic Systems, Inc. to be held at Sheraton Suites, located at 311 N. University Dr., Plantation, Florida, on October 23, 1996, at 9:00 a.m., local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally sent, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
                                            Please mark your votes as this [X]

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

PROPOSAL 1: To elect three (3) directors to hold office until the 1997 Annual
            Meeting of Stockholders.              [ ] FOR    [ ] WITHOLDER FOR

            NOMINEES: Richard J. Grable, Linda B. Grable, and Allan L. Schwartz

            INSTRUCTION: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.

 _____________________________________________________________________________

PROPOSAL 2: To ratify selection of Margolies and Fink P.A., CPA as independent public accountants of the Company for its fiscal year ending June 30, 1997.
                    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

               (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

I PLAN TO ATTEND THE MEETING [ ]

                                 Date ___________________________________, 1996

                                 Signature(s)__________________________________

                                 ______________________________________________

                                 ______________________________________________
                                 Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorney-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
           WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.